Digirad Corporation Reports Financial Results for First-Quarter 2008

POWAY, Calif.— April 24, 2008—Digirad Corporation (Nasdaq: DRAD), a leading provider of medical diagnostic imaging systems and services to physicians’ offices, hospitals and imaging centers, today reported financial results for first quarter ended March 31, 2008.

Consolidated revenues were higher, compared to the same time period in 2007, due to an increase in mobile imaging services revenues within Digirad Imaging Solutions. The Company’s product division experienced a downturn in large part due to the difficult market conditions during the quarter. Operating expenses were relatively unchanged from the year ago period, but the effects of weaker margins and lower product sales contributed to the loss in the quarter.

Chief Executive Mark Casner commented: “We are clearly disappointed with the performance of our product division during first quarter, but we remain cautiously optimistic that these results reflect more of an acute phase than a systemic problem. And while it can be difficult to predict future results, early indications show that bookings and shipments have picked up during the first few weeks of April.

“In late third-quarter 2007, we launched labor-retention initiatives to reduce turnover in the DIS division,” Casner continued. “I am pleased to report that these initiatives have produced some positive results, but they have also contributed to the squeeze on margins this quarter. As a result, we are evaluating these initiatives and will likely refine them this quarter to address this issue.”

Growth of DIS services revenues in first quarter, compared to first-quarter 2007, was the result of incremental revenue from ultrasound imaging that in second-quarter 2007 Digirad added to its line of mobile imaging services. According to Casner, ultrasound business is progressing well according to plan.

DIS now accounts for more than 75 percent of total revenues, and the Company's centers of influence are beginning to produce higher bookings and revenue each quarter. Also during the quarter, Digirad added Johns Hopkins Medical Center, one of the nation's premiere academic medical centers, to its centers of influence. The Company began this program less than a year ago, now has working relationships with six centers of influence, and expects to sign at least four additional centers by the end of 2008.
Casner added: “The results of our centers of influence strategy are encouraging, but we feel it is too early to offer a definitive outlook. However, as this expansion continues to gain traction, we’ll be able to better understand and predict not only the revenue implications but also the timing of those revenue flows.”

First-Quarter 2008 Financial Summary:
•	Consolidated revenues were $18.3 million, compared to $17.5 million in first-quarter 2007.
•	Digirad Imaging Solutions (DIS) revenue rose 13.6 percent to $13.9 million from $12.2 million in first-quarter 2007, due primarily to the introduction of ultrasound imaging services.
•	Product-related revenue was $4.4 million, compared to $5.3 million in first-quarter 2007, due to fewer camera sales resulting from healthcare imaging reimbursement pressures and the slowing economy.
•	Gross profit declined to $4.4 million from $5.4 million in first-quarter 2007, due primarily to lower camera sales, and higher labor and other servicing costs related to DIS.

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•	Total operating expenses rose to $6.1 million from $5.9 million in first-quarter 2007 due to higher amortization costs from the acquisition of Ultrascan in the second-quarter 2007.
•	Net loss for the quarter was $1.4 million, or $(0.07) per share, compared to net profit of $74,000, or $0.00 per share, in first-quarter 2007.

The Company’s plan to stabilize growth of services revenues and reduce the effects of the economy and other market pressures includes not only continuing to drive the centers of influence strategy to augment direct sales and marketing to physicians but also a broader range of imaging services and, therefore, revenue sources. During first quarter Digirad began a pilot program to evaluate a new diagnostic ultrasound procedure to complement its current imaging services.

Physicians enrolled with DIS who are participating in the pilot program are finding that additional vascular imaging can enhance patient care. All primary-care physicians using DIS ultrasound services may soon be able to offer this new service to their patients.

Casner stated: “We will continue to pilot this program during the next few quarters and, if indications remain positive, anticipate rolling out this new service to the larger number of our DIS physicians who lease our ultrasound imaging services. Due to the way the new procedure easily fits into our current process, we would also be able to leverage our existing ultrasound infrastructure.”

Other First-Quarter 2008 Updates:
•
DIS fleet upgrades: seven multi-head Cardius XPO cameras were added to Digirad’s mobile imaging services fleet during the quarter; 82 percent of DIS’ mobile fleet, or 68 systems, have been upgraded. The upgrades of the entire fleet are expected to be completed during second-quarter 2008.

•	Asset utilization was 64 percent of 143 systems (nuclear and ultrasound), compared to 58 percent of 82 systems (all nuclear) for first-quarter 2007.
•	Cash and equivalents and securities available for sale on March 31, 2008, totaled $26.4 million, compared to $31.7 million on December 31, 2007.
•	Cash usage during the quarter included $2.6 million for operations and $2.6 million for capital expenditures to expand the Company’s mobile imaging services business.
•	Receivables on March 31, 2008, were $9.8 million, compared to $8.5 million on December 31, 2007.
•	Inventories on March 31, 2008, were $5.8 million compared to $5.5 million on December 31, 2007.

Management Updates Guidance for Full-Year 2008
Considering current economic pressures, the early-growth phase of the Company’s centers of influence, and continued volatility with its business, management anticipates consolidated revenues in a range of $75 million to $81 million, consisting of DIS revenue of $56 million to $60 million and product-related revenue of $19 million to $21 million. Management expects a consolidated net loss in a range of $2.0 million to $4.5 million, including estimated stock-based compensation expense of $1 million.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management’s outlook. A simultaneous web cast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad
Digirad Corporation provides diagnostic nuclear and ultrasound imaging systems and services to physicians’ offices, hospitals and other medical services providers for cardiac, vascular, and

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general imaging applications. Digirad’s Cardius XPO line of nuclear imaging cameras use patented solid-state technology and unique multi (dual, triple) head design for superior performance and advanced features for sharper digital images, faster processing, compact size, lighter weight for portability, ability to handle patients up to 500 pounds, and improved patient comfort compared to standard nuclear cameras. Digirad’s 2020tc general-purpose nuclear imager has a small footprint and may also be configured for fixed or mobile use to supplement primary imaging. Digirad’s installed base of equipment exceeds 500 systems; in addition, a mobile fleet of more than 143 nuclear and ultrasound imaging systems is being used in 22 states and the District of Columbia, primarily in the eastern, midwestern and southwestern United States. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
Statements in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Examples of such forward looking statements include statements regarding revenues, gross margins, operating expenses, performance and cost benefits from the ongoing upgrade of the mobile imaging fleet, anticipated revenue in 2008 from the Company's centers of influence strategy, potential acquisitions, and, in general, anticipated financial results for 2008. Actual performance and benefits results may differ materially from those set forth in this press release due to risks and uncertainties inherent in Digirad's business including, without limitation, changes in business conditions, technology, customers' business conditions, work force, suppliers, business prospects, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact: Dan Matsui Allen & Caron 949-474-4300	Company Contact: Todd Clyde, CFO 858-726-1600 ir@digirad.com

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Digirad Corporation Reports Financial Results for First-Quarter 2008
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Digirad Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2008	2007

Revenues:
DIS	$13,854	$12,197
Product	4,417	5,341
Total revenues	18,271	17,538

Cost of revenues:
DIS	10,912	8,938
Product	2,946	3,158
Total cost or revenues	13,858	12,096

Gross profit	4,413	5,442

Operating expenses:
Research and development	644	782
Sales and marketing	2,119	2,098
General and administrative	3,159	2,972
Amortization of intangible assets	190	6
Total operating expenses	6,112	5,858

Loss from operations	(1,699)	(416)

Interest income, net	306	464
Other income (expense)	(2)	26
Net income (loss)	$(1,395)	$74

Net income (loss) per share:
Basic and diluted	$(0.07)	$0.00
Weighted average shares outstanding:
Basic	18,931	18,815
Diluted	18,931	19,200

Stock-based compensation expense is included in the above as follows:
Cost of DIS revenue	$17	$25
Cost of Product revenue	11	26
Research and development	13	23
Sales and marketing	24	50
General and administrative	115	150

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Digirad Corporation
Condensed Consolidated Balance Sheets(1)
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets

Cash and cash equivalents	$15,568	$14,922
Securities available-for-sale	8,304	16,740
Accounts receivable, net	9,772	8,536
Inventories, net	5,804	5,455
Other current assets	2,133	1,786

Total current assets	41,581	47,439

Property and equipment, net	17,494	16,235
Intangible assets, net	2,441	2,631
Goodwill	2,650	2,650
Securities available-for-sale	2,500	--
Restricted cash	60	60

Total assets	$66,726	$69,015

Liabilities and stockholders' equity

Accounts payable	$2,648	$2,650
Accrued compensation	2,843	3,547
Accrued warranty	785	930
Other accrued liabilities	3,036	3,285
Deferred revenue	2,922	2,909
Current portion of long-term debt	142	213

Total current liabilities	12,376	13,534

Long-term debt, net of current portion	75	--
Deferred rent	211	234

Total stockholders' equity	54,064	55,247

Total liabilities and stockholders' equity	$66,726	$69,015

(1) The condensed consolidated balance sheet as of December 31, 2007, has been derived from the audited financial statements as of that date.

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